UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)     August 4, 2010

SOLTERA MINING CORP.
(Exact name of registrant as specified in its chapter)

Nevada	000-51841	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10 Cromwell Place, London, United Kingdom		SW7 2JN
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  303 800 5752

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01.	Other Events.

In July 2010 Soltera Mining Corp. was served with a lawsuit by Ambrian Resources AG.  Ambrian is suing Soltera for damages on the alleged grounds that Ambrian had negotiated and finalized a binding funding agreement with Soltera during April-June 2010 but instead Soltera chose to enter a financing agreement with another company (Goldlake).  Ambrian also claims that Soltera used a strategy developed by Ambrian and used information provided by a South African mining engineer who visited the project at Ambrian’s expense.  Ambrian is seeking damages in excess of $20 million dollars.

Soltera denies all claims in the lawsuit and has retained a Nevada litigator to defend the action brought against it by Ambrian in the State of Nevada.  Soltera is also seeking to have the lawsuit dismissed on the grounds that there was no binding agreement with Ambrian.

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See the Form 8-K filed by Soltera on June 18, 2010 for more information on the Goldlake financing agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Soltera Mining Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

SOLTERA MINING CORP.

Dated:  August 4, 2010                                                                                     By:/s/ Fabio Montanari
Fabio Montanari – CEO & Director

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